                                                                     EXHIBIT 4.7





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                              FRI-MRD CORPORATION

                      ___________________________________


                                FIRST AMENDMENT


                            Dated as of June 9, 1998

                                       to

                                 Note Agreement

                             Dated August 12, 1997

                      ___________________________________

               Re: Up to $75,000,000 15.0% Senior Discount Notes
                              Due January 24, 2002


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

                       FIRST AMENDMENT TO NOTE AGREEMENT


          First Amendment, dated as of June 9, 1998 (the "First Amendment"), to the Note Agreement, dated as of August 12, 1997 (the "Original Note Agreement"), among FRI-MRD Corporation, a Delaware corporation (the "Company"), and each of the purchasers listed on Schedule A attached to the Note Agreement (collectively, the "Noteholders").

                                   RECITALS:

          A. The Company and the Noteholders have entered into the Original Note Agreement pursuant to which the Company has issued $75,000,000 of its 15.0% Senior Discount Notes due January 24, 2002 (the "Notes").

          B. In connection with the Original Note Agreement, the Company and the Noteholders have entered into a Letter Agreement, dated August 12, 1997 (the "Letter Agreement").

          C. On January 14, 1998, the Company entered into a Joinder Agreement with each of the purchasers listed therein.

          D. The Company and the Noteholders party hereto desire to amend the Original Note Agreement as set forth herein and the Noteholders party hereto own not less than 50% of the Accreted Value of the Notes outstanding.

          E. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Original Note Agreement unless herein defined.

          NOW, THEREFORE, the Company and the Noteholders party hereto do hereby agree as follows:

          1.   Amendments.  Upon effectiveness of this agreement in accor-
               ----------
dance with the terms of Section 5 hereof:

               (a) Section 5.5(1) of the Original Note Agreement shall be and is hereby amended by adding after the word "Notes" at the end thereof the phrase "and the Secured Discount Notes."

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               (b)  Section 5.5(2) of the Original Note Agreement shall be and is hereby amended in its entirety to read as follows:

          "(2) Indebtedness under the Credit Agreement not to exceed the Maximum Amount outstanding at any one time;"

               (c) Section 5.5(3) of the Original Note Agreement shall be and is hereby amended by adding at the end thereof the phrase "and Indebtedness of KKR and its subsidiaries existing upon the consummation of the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement".

               (d) Section 5.5(10) of the Original Note Agreement shall be and is hereby amended by replacing the number "$75,000,000" with the number "$99,000,000" and by adding after the phrase "amount of Notes" the phrase "and Secured Discount Notes".

               (e) Section 5.5(11) of the Original Note Agreement shall be and is hereby amended by adding the phrase "refinancing" immediately following the phrase "in connection with the renewal, expansion".

               (f) Section 5.8 of the Original Note Agreement shall be and is hereby amended by adding after subsection (iii):

          "(iv) any Subsidiary may merge or consolidate with or into KKR."

               (g) Section 5.9(iv) of the Original Note Agreement shall be and is hereby amended by adding after the phrase "under the Notes" the phrase ", the Secured Discount Note Agreement and the Secured Discount Notes".

               (h) Section 5.9(v) of the Original Note Agreement shall be and is hereby amended by adding after the phrase "Value Creation Units Plan" the phrase ", including payments made in connection with the termination or amendment of such plan".

               (i) Section 5.9 of the Original Note Agreement shall be and is hereby amended by removing the word "or" at the end of subsection (x), replacing "(xi)" with "(xii)" and by adding after subsection (x):


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          "(xi) consummation of the transactions contemplated by the Merger
          Agreement and the Stock Purchase Agreement, or"

               (j) Sections 6.3 and 6.4 of the Original Note Agreement shall be and are hereby amended by replacing the word "principal" with the words "Accreted Value" in the first sentence thereof.

               (k) Section 8.1 of the Original Note Agreement shall be and is hereby amended by adding the following definitions thereto:

          "Excess EBITDA" means, on any date, the amount, if any, by which the product of six (6) times the consolidated EBITDA of the Company and its Subsidiaries, on a pro forma basis for the most recent fiscal year of the Company ending on or prior to such date exceeds the sum of the accreted Indebtedness outstanding on such date under the Notes and the Secured Discount Notes and funded Indebtedness outstanding on such date under the Credit Agreement."

          "KKR" shall mean Koo Koo Roo, Inc.

          "Maximum Amount" on any date shall mean, if such date is (a) on or prior to December 31, 1999, $55,000,000, or (b) during any fiscal year thereafter, the sum of (A) $35,000,000 and (B) the Excess EBITDA; provided, that the Maximum Amount shall in no event exceed
          --------
          $55,000,000.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of June 9, 1998, by and among FRI, FRI-Sub, Inc. and KKR.

          "Secured Discount Note Agreement" shall mean the FRI-MRD Corporation Note Agreement, dated as of June 9, 1998, Re: $24,000,000 14.0% Senior Secured Discount Notes due January 24, 2002.

          "Secured Discount Notes" shall mean the Indebtedness evidenced by the 14.0% Senior Secured Discount Notes due January 24, 2002 issued under the Secured Discount Note Agreement.

          "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of June 9, 1998, between the Company and KKR."

               (l) The definition of "Permitted Lien" in Section 8.1 of the Original Note Agreement shall be and is hereby amended by (i) replacing "and (xvii)" with "(xvii) Liens securing Indebtedness outstanding under the Secured Discount Notes; and (xviii)", (ii) adding the phrase ", refinancing" immediately prior to the phrase "or refundings" and (iii) adding the phrase "and Liens existing upon the assets of KKR, The Hamlet Group, Inc., and each of their subsidiaries, which Liens are in existence on the date hereof or which Liens are incurred in the ordinary course of business consistent with past practice on or prior to the closing of, and were not created in connection with or anticipation of, the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement" to the end of subsection (i) thereof.

               (m) The definition of "EBITDA" in Section 8.1 of the Original Note Agreement shall be and is hereby amended by adding the phrase "(i) opening costs," immediately prior to existing subsection (i) and by increasing each existing subsection by one.

               (n) The definition of "Credit Agreement" in Section 8.1 of the Original Note Agreement shall be and is hereby amended by adding the phrase ",refinancing" immediately following the phrase "any refunding".

          2.   Letter Agreement Waivers. The Noteholders party hereto consent to
               ------------------------
a waiver of subsection (iii) of the Letter Agreement to permit the ownership and operation directly or indirectly by the Company of Color Me Mine, Inc. and Arrosto Coffee Company, Inc.

          3.   Representations and Warranties of the Company.  To induce the
               ---------------------------------------------
Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders that:

               (a) this First Amendment has been duly authorized, executed and delivered by the Company and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

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               (b)  the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all necessary action of the Company and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (l) any provision of law, statute, rule or regulation or its constituent documents, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3(b);

               (c) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

               (d) all representations set forth in the form of certificate attached as Exhibit B to the Original Note Agreement, as amended hereby, are true and correct as of the date hereof.

          4.   Representations and Warranties of the Noteholders. Each of the
               -------------------------------------------------
Noteholders party hereto represents and warrants to the Company that:

               (a) this First Amendment has been duly authorized, executed and delivered by such Noteholder and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Noteholder enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally; and

               (b) Such Noteholder is the holder of the aggregate Accreted Value of Notes set forth under its name on the execution pages hereof (or such owner's duly designated proxy).

          5.   Conditions to Effectiveness of this First Amendment. This First
               ---------------------------------------------------
Amendment shall not become effective until, and shall become effective when the following conditions shall have been satisfied:

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

               (a) executed counterparts of this First Amendment, duly executed by the Company and the registered holders of at least 50% of the outstanding principal of the Notes, shall have been delivered to the Company and the Noteholders; and

               (b) the transactions contemplated by the Agreement and Plan of Merger, dated as of June 9, 1998, by and among FRI, FRI-Sub, Inc. and KKR shall have been consummated.

          6.   Miscellaneous.
               -------------

               (a) This First Amendment shall be construed in connection with and as part of the Original Note Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Original Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

               (b) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Original Note Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

               (c) The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

               (d) This First Amendment shall be governed by and construed in accordance with the law of the State of New York including, without limitation, Sections 5-1401 of the New York General Obligations Law.


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

               (e) The execution hereof by you shall constitute a contract between us for the uses and purposes herein above set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                                FRI-MRD CORPORATION


                                                By: /s/ R. T. Trebing, Jr.
                                                   -------------------------
                                                   Name:  R. T. Trebing, Jr.
                                                   Title: President

Accepted and Agreed to:


                              THE BROWN & WILLIAMSON MASTER
                              RETIREMENT TRUST

                              By:   MacKay-Shields Financial Corporation
                              Its:  Investment Advisor



                              By:  /s/ Steve Tananbaum
                                  ----------------------------
                                  Name:  Steve Tananbaum
                                  Title: Director

                              Aggregate Accreted Value:
                                      of Notes Held:  $1,200,000
                                                      ----------

                    [signature pages continued on next page]

                              THE MAINSTAY FUNDS, ON BEHALF
                              OF ITS STRATEGIC INCOME FUND
                              SERIES

                              By:   MacKay-Shields Financial Corporation
                              Its:  Investment Advisor



                              By:  /s/ Steve Tananbaum
                                  ----------------------------
                                  Name:  Steve Tananbaum
                                  Title: Director

                              Aggregate Accreted Value:
                                      of Notes Held:  $320,000
                                                      --------


                    [signature pages continued on next page]

                              HIGHBRIDGE CAPITAL CORPORATION

                              By:   MacKay-Shields Financial Corporation
                              Its:  Investment Advisor



                              By:  /s/ Steve Tananbaum
                                  ----------------------------
                                  Name:  Steve Tananbaum
                                  Title: Director

                              Aggregate Accreted Value:
                                      of Notes Held:  $450,000
                                                      --------


                    [signature pages continued on next page]

                              THE MAINSTAY FUNDS, ON BEHALF
                              OF ITS HIGH YIELD CORPORATE
                              BOND FUND SERIES

                              By:   MacKay-Shields Financial Corporation
                              Its:  Investment Advisor



                              By:  /s/ Steve Tananbaum
                                  ----------------------------
                                  Name:  Steve Tananbaum
                                  Title: Director

                              Aggregate Accreted Value:
                                      of Notes Held:  $45,850,000
                                                      -----------


                    [signature pages continued on next page]

                              MAINSTAY VP SERIES FUND, INC., ON
                              BEHALF OF HIGH YIELD CORPORATE
                              BOND PORTFOLIO

                              By:   MacKay-Shields Financial Corporation
                              Its:  Investment Advisor



                              By:  /s/ Steve Tananbaum
                                  ----------------------------
                                  Name:  Steve Tananbaum
                                  Title: Director

                              Aggregate Accreted Value:
                                      of Notes Held:  $
                                                      ------------------------


                    [signature pages continued on next page]

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                              POLICE OFFICERS PENSION SYSTEM
                              OF THE CITY OF HOUSTON

                              By:   MacKay-Shields Financial Corporation
                              Its:  Investment Advisor



                              By:  /s/ Steve Tananbaum
                                  ----------------------------
                                  Name:  Steve Tananbaum
                                  Title: Director

                              Aggregate Accreted Value:
                                      of Notes Held:  $1,100,000
                                                      ----------


                    [signature pages continued on next page]

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                              VULCAN MATERIALS COMPANY HIGH
                              YIELD ACCOUNT

                              By:   MacKay-Shields Financial Corporation
                              Its:  Investment Advisor



                              By:  /s/ Steve Tananbaum
                                  ----------------------------
                                  Name:  Steve Tananbaum
                                  Title: Director

                              Aggregate Accreted Value:
                                      of Notes Held:  $180,000
                                                      --------

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